UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2018

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

Agreement and Plan of Merger
On October 28, 2018, Denbury Resources Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Penn Virginia Corporation, a Virginia corporation (“Penn Virginia”), Dragon Merger Sub Inc., a Virginia corporation and DR Sub LLC, a Virginia limited liability company (“DR Sub”) and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub shall be merged with and into Penn Virginia (the “Merger”) and the separate corporate existence of Merger Sub shall cease, and Penn Virginia shall continue as the surviving entity in the Merger (the “Surviving Corporation”) as a wholly owned subsidiary of the Company. Immediately upon the effectiveness of the Merger (the “Effective Time”), the Surviving Corporation shall be merged with and into DR Sub and the separate corporate existence of the Surviving Corporation shall cease, and DR Sub shall continue as the surviving entity.
On the terms and subject to the conditions set forth in the Merger Agreement, upon the Effective Time, each share of Penn Virginia common stock, par value $0.01 per share (“Penn Virginia Common Stock”), issued and outstanding immediately prior to the Effective Time (other than as described in the Merger Agreement) shall be converted into the right to receive, at the election of the holder of such share of Penn Virginia Common Stock, either, (i) $25.86 in cash without interest and 12.4 shares of the Company’s common stock, par value $0.001 per share (“Denbury Common Stock”), (ii) $79.80 in cash without interest (the “Cash Election”), or (iii) 18.3454 shares of Denbury Common Stock (the “Stock Election”). The Cash and Stock Elections will be subject to proration to ensure that the total amount of cash paid to holders of Penn Virginia Common Stock is equal to $400 million.
The Merger Agreement contains customary representations and warranties of the Company and Penn Virginia relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company and Penn Virginia, including covenants relating to conducting their respective businesses in the ordinary course and to refrain from taking certain actions without the other party’s consent. The Merger Agreement also contains covenants of Penn Virginia not to solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative transactions and, subject to certain exceptions, to recommend that its shareholders approve the Merger Agreement. The Merger Agreement also contains covenants of the Company not to solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative transactions and, subject to certain exceptions, to recommend that its stockholders approve (i) the issuance of Denbury Common Stock in connection with the Merger (the “Stock Issuance”) and (ii) an amendment to the Company’s Second Restated Certificate of Incorporation to increase the number of shares of Denbury Common Stock the Company is authorized to issue (the “Charter Amendment”).
The completion of the Merger is subject to certain customary mutual conditions, including (i) approval of the Merger Agreement by the holders of Penn Virginia Common Stock by the affirmative vote of more than two-thirds (2/3) of all votes entitled to be cast at a meeting of Penn Virginia’s shareholders, (ii) (A) approval of the Stock Issuance by the affirmative vote of the holders of a majority of shares of Denbury Common Stock represented in person or by proxy at a meeting of the Company’s stockholders and (B) approval of the Charter Amendment by the affirmative vote of holders of a majority of the outstanding shares of Denbury Common Stock entitled to vote thereon, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, (iv) the absence of any governmental order or law that prevents, makes illegal or prohibits the consummation of the Merger, (v) the Company’s registration statement on Form S-4 having been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), (vi) the Denbury Common Stock issuable in connection with the Merger having been authorized for listing on the New York Stock Exchange (the “NYSE”), upon official notice of issuance, and (vii) the receipt by each party of a customary opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. tax code. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement.
Prior to, but not after, the adoption of the Merger Agreement by Penn Virginia’s shareholders, the board of directors of Penn Virginia (the “Penn Virginia Board”) may withdraw, modify or qualify its recommendation that Penn Virginia’s shareholders approve the Merger Agreement (a “Penn Virginia Adverse Recommendation Change”) as result of a “Superior Company Proposal” or a “Company Intervening Event” (each as is defined in the Merger Agreement as pertaining to Penn Virginia), if, among other things, the Penn Virginia Board determines in good faith that the failure to make such a change of recommendation would be inconsistent with the fiduciary duties owed by the Penn Virginia Board to Penn Virginia’s shareholders under applicable law, subject to complying with certain notice and other specified conditions, including giving the Company the opportunity to propose revisions to the Merger Agreement during a match right period and the payment of a termination fee in connection with a termination by the Company pursuant to its right to terminate the Merger Agreement in the event of a Penn Virginia Adverse Recommendation Change.
Prior to, but not after, the approval of the Stock Issuance and the Charter Amendment by the Company’s stockholders, the board of directors of the Company (the “Company Board”) may withdraw, modify or qualify its recommendation that the Company’s stockholders approve the Stock Issuance and the Charter Amendment (a “Parent Adverse Recommendation Change”) as result of a “Superior Parent Proposal” or a “Parent Intervening Event” (each as is defined in the Merger Agreement), if, among other things, the Company Board determines in good faith that the failure to make such a change of recommendation would be inconsistent with the fiduciary duties owed by the Company Board to the Company’s stockholders under applicable law, subject to complying with certain notice and other specified conditions, including giving Penn Virginia the opportunity to propose revisions to the terms of the Merger Agreement during a match right period and the payment of a termination fee in connection with a termination by Penn Virginia pursuant to its right to terminate the Merger Agreement in the event of a Parent Adverse Recommendation Change.
The Merger Agreement contains termination rights for each of the Company and Penn Virginia, including, among others, if the consummation of the Merger does not occur on or before April 30, 2019. Upon termination of the Merger Agreement under specified circumstances, including, generally, the termination by the Company in the event of a Penn Virginia Adverse Recommendation Change or the termination by Penn Virginia to enter into an agreement providing for a Penn Virginia Superior Company Proposal, Penn Virginia would be required to pay the Company a termination fee of $45 million. Upon termination of the Merger Agreement under specified circumstances, including, generally, the termination by Penn Virginia in the event of a Parent Adverse Recommendation Change or the termination by the Company to enter into an agreement providing for a Superior Parent Proposal, the Company would be required to pay Penn Virginia a termination fee of $45 million.
Prior to the Effective Time, the Company is required to take all necessary corporate action so that upon and after the Effective Time, (i) the size of the Company Board is increased by two members and (ii) two members of the Penn Virginia Board (who are (A) mutually agreed upon between Penn Virginia and the Company and (B) determined to be independent under the standards of the NYSE) are appointed to the Company Board to fill the vacancies created by such increase. The Company is required to take all necessary action to recommend that such directors be elected to the Company Board in the proxy statement relating to the first annual meeting of the Company’s stockholders following the consummation of the Merger.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the actual Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Penn Virginia or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company or Penn Virginia included in their public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the respective parties to such agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or of any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Voting Agreements
On October 28, 2018, in connection with the execution of the Merger Agreement, the Company entered into voting and support agreements (each, a “Voting Agreement” and, collectively, the “Voting Agreements”), with (i) Strategic Value Partners, LLC (“SVP”) and certain investment funds directly and indirectly managed by SVP (collectedly, the “SVP Shareholders”), (ii) KLS Diversified Asset Management LP (“KLS”) and (iii) each director and executive officer of Penn Virginia. The Voting Agreements require, subject to the terms and conditions thereof, that the SVP Shareholders, KLS and each director and executive officer of Penn Virginia vote their shares of Penn Virginia Common Stock in favor of the Merger and any other matter presented or proposed as to approval of the Merger or any part or aspect thereof or any other transactions or matters contemplated by the Merger Agreement.

The foregoing description of the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the actual Voting Agreements, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure

On October 28, 2018, the Company and Penn Virginia issued a press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is furnished as Exhibit 99.1 hereto.
On October 29, 2018, the Company provided information regarding the proposed transaction in an investor presentation, a copy of which is furnished as Exhibit 99.2 hereto.
The information furnished in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Section 8 – Other Events
Item 8.01 – Other Events
Commitment Letter
In connection with the Merger, the Company entered into a financing commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. for (i) an amendment to, or amendment and restatement of, its existing senior secured revolving credit facility (the “Credit Facility”) to, among other things, increase the borrowing base to $1.2 billion and (ii) a senior second lien bridge facility in an aggregate principal amount not to exceed $400 million (the “Bridge Facility”), for the purposes of (x) funding the cash consideration payable in the Merger and (y) repaying or redeeming certain of Penn Virginia and its subsidiaries’ indebtedness and to pay related fees and expenses. Any undrawn commitments under the Bridge Facility will automatically terminate on the closing date of the Merger. The Bridge Facility will be subject to representations, warranties and covenants consistent with similar facilities and, subject to certain agreed modifications, substantially similar to the Credit Facility.
The consummation of the amendment to the Credit Facility and the funding of the Bridge Facility is subject to the Company’s compliance with customary terms and conditions precedent as set forth in the Commitment Letter, including, among others: (i) the execution and delivery by the Company of definitive documentation consistent with the Commitment Letter and (ii) that the Merger shall have been, or substantially simultaneously with the funding under the Bridge Facility shall be, consummated in accordance with the terms of the Merger Agreement.
The Company expects that aggregate proceeds of the amendment to the Credit Facility and the Bridge Facility, together with the available cash of the Company, will be sufficient to consummate the Merger in accordance with the terms of the Merger Agreement and to pay all related fees and expenses payable in connection therewith.
No Offer or Solicitation
This communication relates to a proposed business combination transaction (the “Transaction”) between Penn Virginia and the Company. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.
Additional Information and Where to Find It
In connection with the Transaction, the Company will file with the SEC a registration statement on Form S-4, that will include a joint proxy statement of the Company and Penn Virginia and a prospectus of the Company. The Transaction will be submitted to the Company’s stockholders and Penn Virginia’s shareholders for their consideration. The Company and Penn Virginia may also file other documents with the SEC regarding the Transaction. The definitive joint proxy statement/prospectus will be sent to the stockholders of the Company and Penn Virginia. This document is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that the Company or Penn Virginia may file with the SEC or send to stockholders of the Company or shareholders of Penn Virginia in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND PENN VIRGINIA ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.
Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by the Company or Penn Virginia through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge on the Company’s website at www.denbury.com or by directing a request to John Mayer, Director of Investor Relations, Denbury Resources Inc., 5320 Legacy Drive, Plano, TX 75024, Tel. No. (972) 673-2000. Copies of documents filed with the SEC by Penn Virginia will be made available free of charge on Penn Virginia’s website at www.pennvirginia.com, under the heading “SEC Filings,” or by directing a request to Investor Relations, Penn Virginia Corporation, 16285 Park Ten Place, Houston, TX 77084, Suite 500, Tel. No. (713) 722-6500.
Participants in Solicitation
The Company, Penn Virginia and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Transaction.
Information regarding the Company’s directors and executive officers is contained in the proxy statement for the Company’s 2018 Annual Meeting of Stockholders filed with the SEC on April 12, 2018, and certain of its Current Reports on Form 8-K. You can obtain free copies of these documents at the SEC’s website at www.sec.gov or by accessing the Company’s website at www.denbury.com. Information regarding Penn Virginia’s executive officers and directors is contained in the proxy statement for Penn Virginia’s 2018 Annual Meeting of Stockholders filed with the SEC on March 28, 2018, and certain of its Current Reports on Form 8-K. You can obtain free copies of these documents at the SEC’s website at www.sec.gov or by accessing Penn Virginia’s website at www.pennvirginia.com.
Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Transaction by reading the joint proxy statement/prospectus regarding the Transaction when it becomes available. You may obtain free copies of this document as described above.
Forward-Looking Statements and Cautionary Statements
The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that the Company or Penn Virginia expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of the Company may not approve the issuance of new shares of common stock in the Transaction or the amendment of the Company’s charter or that shareholders of Penn Virginia may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all, the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock or Penn Virginia’s common stock, the risk that the Transaction and its announcement could have an adverse effect on the ability of the Company and Penn Virginia to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Transaction could distract management of both entities from ongoing business operations or cause them to incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond the Company’s or Penn Virginia’s control, including those detailed in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at www.denbury.com and on the SEC’s website at www.sec.gov, and those detailed in Penn Virginia’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Penn Virginia’s website at www.pennvirginia.com and on the SEC’s website at www.sec.gov. All forward-looking statements are based on assumptions that the Company or Penn Virginia believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company and Penn Virginia undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
2.1* **	Agreement and Plan of Merger among Denbury Resources Inc., Penn Virginia Corporation, Dragon Merger Sub Inc. and DR Sub LLC, dated as of October 28, 2018.
10.1*
Voting and Support Agreement, by and among Denbury Resources Inc. and Strategic Value Partners, LLC, SVP Special Situations III LLC, SVP Special Situations III-A LLC, Strategic Value Master Fund, Ltd., Strategic Value Special Situations Fund III, L.P. and Strategic Value Opportunities Fund, L.P., dated as of October 28, 2018.

10.2*	Voting and Support Agreement, by and between Denbury Resources Inc. and KLS Diversified Asset Management LP, dated as of October 28, 2018.
10.3*
Voting and Support Agreement, by and among Denbury Resources Inc. and John A. Brooks, David Geenberg, Michael Hanna, Darin G. Holderness, Jerry R. Schuyler, Frank Pottow, Steven A. Hartman and Benjamin Mathis, dated as of October 28, 2018.

99.1*	Press Release, dated October 28, 2018.
99.2*	Investor Presentation, dated October 29, 2018.

*	Included herewith.

**
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Denbury Resources Inc. agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: October 29, 2018	By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger among Denbury Resources Inc., Penn Virginia Corporation, Dragon Merger Sub Inc. and DR Sub LLC, dated as of October 28, 2018.
10.1
Voting and Support Agreement, by and among Denbury Resources Inc. and Strategic Value Partners, LLC, SVP Special Situations III LLC, SVP Special Situations III-A LLC, Strategic Value Master Fund, Ltd., Strategic Value Special Situations Fund III, L.P. and Strategic Value Opportunities Fund, L.P., dated as of October 28, 2018.

10.2	Voting and Support Agreement, by and between Denbury Resources Inc. and KLS Diversified Asset Management LP, dated as of October 28, 2018.
10.3
Voting and Support Agreement, by and among Denbury Resources Inc. and John A. Brooks, David Geenberg, Michael Hanna, Darin G. Holderness, Jerry R. Schuyler, Frank Pottow, Steven A. Hartman and Benjamin Mathis, dated as of October 28, 2018.

99.1	Press Release, dated October 28, 2018.
99.2	Investor Presentation, dated October 29, 2018.